EXHIBIT 10.2

Execution Copy

PLEDGE AND SECURITY AGREEMENT

among

PACIFIC ETHANOL CALIFORNIA, INC.,

as Pledgor

PACIFIC ETHANOL HOLDING CO. LLC,

as Company

and

WESTLB AG, NEW YORK BRANCH,

as Collateral Agent

Dated as of May 19, 2009

TABLE OF CONTENTS

EXHIBITS

Exhibit A                     -           Irrevocable Proxy
Exhibit B                      -           Transfer Document
Schedule I                   -           Description of Pledged Equity Interests

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of May 19, 2009, (this “Agreement”) is entered into by and among Pacific Ethanol California, Inc, a corporation organized and existing under the Laws of the State of California (the “Pledgor”), Pacific Ethanol Holding Co. LLC, a limited liability company organized and existing under the Laws of the State of Delaware (the “Company”), and WestLB AG, New York Branch, in its capacity as collateral agent (together with its successors, designees and assigns in such capacity, the “Collateral Agent”) for the Senior Secured Parties.

RECITALS

WHEREAS, the Company has entered into that certain Debtor-in-Possession Credit Agreement, dated as of May 19, 2009 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, Pacific Ethanol Madera LLC, a Delaware limited liability company (“Madera”), Pacific Ethanol Stockton, LLC, a Delaware limited liability company (“Stockton”), Pacific Ethanol Columbia, LLC, a Delaware limited liability company (“Boardman”), and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company (“Burley” and, together with the Company, Madera, Stockton and Boardman, the “Borrowers”), the Company as the Borrower Agent, each of the Lenders from time to time party thereto, WestLB AG, New York Branch, as Administrative Agent for the Lenders, the Collateral Agent and Amarillo National Bank, as accounts bank, pursuant to which, among other things, the Lenders have agreed to make loans to, and for the benefit of, the Borrowers; and

WHEREAS, as of the date hereof, the Pledgor is the sole member and owns one hundred (100%) of the Equity Interests of the Company and will obtain benefits as a result of the Loans, and it is a requirement under the Credit Agreement that the Pledgor execute and deliver this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and to induce the Lenders to enter into the Credit Agreement and to make the advances of credit to the Borrowers contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the Company and the Pledgor hereby agree with the Collateral Agent, for the benefit of the Senior Secured Parties, as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Collateral Agent” has the meaning given in the preamble to this Agreement.

“Collateral” has the meaning given in Section 2.01 (Granting Clause).

“Company” has the meaning given in the preamble to this Agreement.

“Credit Agreement” has the meaning given in the recitals to this Agreement.

“Non-Recourse Party” has the meaning given in Section 8.21 (Scope of Liability).

“Pledged Equity Interests” has the meaning given in Section 2.01 (Granting Clause).

“Pledgor” has the meaning given in the preamble to this Agreement.

Section 1.02 Credit Agreement and UCC Definitions.  Unless otherwise defined herein or unless the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement or, if not defined therein, the UCC.

Section 1.03 Rules of Interpretation.  The rules of interpretation set forth in Section 1.02 (Principles of Interpretation) of the Credit Agreement shall apply to this Agreement, including its preamble and recitals.

ARTICLE II

PLEDGE AND GRANT OF SECURITY INTEREST

Section 2.01 Granting Clause.  To secure the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) in cash and performance in full of the Obligations, the Pledgor hereby collaterally assigns, grants and pledges to the Collateral Agent, for the benefit of the Senior Secured Parties, a continuing security interest and Lien in all the estate, right, title and interest of the Pledgor, now owned or hereafter existing or acquired, and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise), including all the estate, right, title and interest of the Pledgor in, to and under the following (the “Collateral”):

(a) Any and all of the Pledgor’s right(s), title(s) and interest(s), whether now owned or hereafter existing or acquired, in the Company, and all of the Equity Interests of the Company related thereto, whether or not evidenced or represented by any certificated security or other instrument, (the “Pledged Equity Interests”), including the membership interests described on Schedule I hereto and the Pledgor’s share of:

(i)
all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to the Pledgor in respect of or in exchange for all or any portion of the Pledged Equity Interests;

(ii)	all of the Pledgor’s capital or ownership interest or other Equity Interest, including capital accounts, in the Company;

(iii)	all of the Pledgor’s voting rights in or rights to control or direct the affairs of the Company;

(iv)	all other rights, title and interest in or to the Company derived from the Pledged Equity Interests;

(v)	all indebtedness or other obligations of the Company owed to the Pledgor;

(vi)	all claims of the Pledgor for damages arising out of, or for any breach or default relating to, the Pledged Equity Interests;

(vii)
all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of the Pledgor reflected in the books of any financial intermediary pertaining to such rights and interests;

(viii)
all distributions, non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests; and

(ix)	all security entitlements of the Pledgor in any and all of the foregoing; and

(b) all proceeds (including proceeds of proceeds) of the foregoing Collateral, whether cash or non-cash; provided, however, that “Collateral” shall not include any cash or other property distributed to the Pledgor following a distribution made in accordance with Section 7.02(s) (Negative Covenants — Restricted Payments) of the Credit Agreement.

Section 2.02 Delivery of Collateral.

(a) All certificates, notes and other instruments representing or evidencing any Collateral shall be delivered to and held by or on behalf of, and, in the case of notes, endorsed to the order of, the Collateral Agent, or its designee pursuant hereto, in the manner set forth in Section 7.02 (Delivery of Collateral; Proxy).

(b) If any Collateral consists of security entitlements, the Pledgor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by the Pledgor.

Section 2.03 Retention of Certain Rights.  So long as the Collateral Agent has not elected to exercise remedies under this Agreement in connection with an Event of Default that has occurred and is continuing, the Pledgor reserves the right to exercise all voting and other rights, title and interest with respect to the Collateral (except as limited by the Financing Documents) and, to the extent permitted under the Credit Agreement, to receive all income, gains, profits, dividends and other distributions from the Collateral whether non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property or other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests.

Section 2.04 Obligations Unconditional.  The obligations of the Pledgor in this Agreement shall be continuing, irrevocable, primary, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of any Financing Document or any other agreement or instrument referred to therein, or any substitution, release or exchange of any guarantee of or security for any of the Obligations and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, other than the occurrence of the Discharge Date and other than any defense that the underlying obligation has been satisfied in accordance with the terms of the Financing Documents, it being the intent of this Section 2.04 that the obligations of the Pledgor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Pledgor hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged or in any way affected (whether in full or in part) by:

(a) at any time or from time to time, without notice to the Pledgor, the time for any performance of or compliance with any of the Obligations is extended, or such performance or compliance is waived;

(b) any Financing Document is amended or modified or there is a departure from, or waiver of, any of the terms of any Financing Document;

(c) the maturity of any of the Obligations is accelerated, or any of the Obligations is modified, supplemented and/or amended in any respect, or any right under any Financing Document or any other agreement or instrument referred to therein is waived or any guarantee of any of the Obligations or any security therefore is released or exchanged in whole or in part or otherwise dealt with;

(d) any lien granted to, or in favor of, the Collateral Agent as security for any of the Obligations fails to be perfected; or

(e) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Pledgor or by any defense which the Pledgor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Pledgor acknowledges and agrees that the Obligations include interest on the Obligations at the applicable rate therefor under the Financing Documents which accrues after the commencement of any such proceeding (or, if interest on any portion of the Obligations ceases to accrue by operation of Law by reason of the commencement of said proceeding, such Obligations include the interest which would have accrued on such portion of the Obligations if said proceedings had not been commenced), since it is the intention of the parties that the amount of the Obligations secured pursuant to this Agreement should be determined without regard to any rule of Law or order which may relieve the Pledgor of any portion of the Obligations. The Pledgor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Collateral Agent, or allow the claim of the Collateral Agent in respect of, interest which would have accrued after the date on which such proceeding is commenced.

Section 2.05 Waiver.  The enforceability and effectiveness of this Agreement and the liability of the Pledgor, and the rights, remedies, powers and privileges of the Collateral Agent, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Pledgor hereby expressly waives, to the extent permitted by applicable Laws, to the fullest extent permitted by Law any defense now or in the future arising, by reason of:

(a) the illegality, invalidity or unenforceability of all or any part of the Obligations, any Financing Document or any agreement, security document, guarantee or other instrument relating to all or any part of the Obligations;

(b) the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or encumbrance on any collateral for all or any part of the Obligations;

(c) the cessation, for any cause whatsoever, of the liability of any Person that is a guarantor of all or any part of the Obligations (other than by the occurrence of the Discharge Date);

(d) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security for all or any part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of either the other Borrowers, or the Pledgor or may preclude the other Borrowers or the Pledgor from obtaining reimbursement, contribution, indemnification or other recovery from the other Borrowers or any other Person and even though the other Borrowers or the Pledgor may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

(e) any act or omission of the Collateral Agent or any other Person that directly or indirectly results in or aids the discharge or release of the Pledgor or any part of the Obligations or any security or guarantee (including any letter of credit) for all or any part of the Obligations by operation of Law or otherwise (other than the occurrence of the Discharge Date);

(f) any Law which provides that the obligation of a surety or the Pledgor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or the Pledgor’s obligation in proportion to the principal obligation;

(g) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding, any failure of the Collateral Agent to file a claim in any such proceeding, or the occurrence of any of the following: (i) the election by the Collateral Agent, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (ii) any extension of credit or the grant of any lien or encumbrance under Section 364 of the Bankruptcy Code, (iii) any use of cash collateral under Section 363 of the Bankruptcy Code, or (iv) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; or

(h) any action taken by the Collateral Agent that is authorized by this Section 2.05 or otherwise in this Agreement or by any other provision of any Financing Document or any omission to take any such action.

ARTICLE III

EVENTS OF DEFAULT

Section 3.01 Events of Default.  The occurrence of an Event of Default, whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority, shall constitute a default hereunder. Any such Event of Default shall be considered cured or waived for the purposes of this Agreement when it has been cured or waived in accordance with the Credit Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to and in favor of the Collateral Agent and the Senior Secured Parties, as of the date hereof, as of the Closing Date and as of each Funding Date, as follows:

Section 4.01 Organization; Power; Compliance with Law and Contractual Obligations.  The Pledgor (a) is a corporation validly organized and existing and in good standing under the Laws of the State of California, (b) is duly qualified to do business as is now being conducted and as is proposed to be conducted and is in good standing as a corporation in each jurisdiction where the nature of its business requires such qualification (other than any such failure to be so qualified or in good standing that could not reasonably be expected to have a Material Adverse Effect) and (c) has all requisite corporate power and authority and holds all Governmental Approvals required as of the date of this representation is made or deemed repeated to enter into and perform its obligations under this Agreement.

Section 4.02 Due Authorization; Non-Contravention.

(a) The execution, delivery and performance by the Pledgor of this Agreement are within the Pledgor’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene in any material respect (i) the Pledgor’s Organic Documents, or (ii) any applicable Law or any Contractual Obligation binding on or affecting the Pledgor.

(b) The exercise by the Collateral Agent of any of its rights and remedies with respect to the Collateral in accordance with the terms of this Agreement will not contravene in any material respect any applicable Law or any Contractual Obligation binding on or affecting the Pledgor or any of the properties of the Pledgor and will not result in or require the creation of any Lien (other than Permitted Liens) upon or with respect to any of the Collateral other than pursuant to this Agreement.

Section 4.03 Validity.  This Agreement constitutes the legal, valid and binding obligations of the Pledgor enforceable in accordance with its terms, except as the enforceability hereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar Laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at Law).

Section 4.04 Beneficial Ownership; Pledged Equity Interests.  The Pledgor is the lawful and beneficial owner of and has full right, title and interest in, to and under all rights and interests comprising the Collateral, subject to no Liens, no prior assignments, no effective UCC financing statements, no security agreements and no other instruments similar in effect (other than this Agreement, the Liens created hereunder and other Permitted Liens). The Pledged Equity Interests (a) have been duly authorized and validly issued, (b) are fully paid and non-assessable and (c) constitute one hundred percent (100%) of the outstanding Equity Interests of the Company.

Section 4.05 Name.  The name of the Pledgor is Pacific Ethanol California, Inc., as indicated in the public records of the State of California, and it has not had any other names within the past five (5) years other than Pacific Ethanol, Inc.

Section 4.06 Organizational Number.  The Pledgor’s federal employee identification number is 71-0938840 and Pledgor’s organizational number is CA 2487125.

Section 4.07 Capital Adequacy; Etc.

(a) The Pledgor is, and after giving effect to the transactions contemplated hereby will be, Solvent.

(b) The Pledgor is not executing this Agreement with any intention to hinder, delay or defraud any present or future creditor or creditors of the Pledgor.

ARTICLE V

COVENANTS OF PLEDGOR

The Pledgor covenants to and in favor of the Collateral Agent and the Senior Secured Parties as follows:

Section 5.01 Defense of Collateral.  The Pledgor shall, until the Discharge Date, defend its title to the Collateral and the interest of the Collateral Agent (for the benefit of itself and the other Senior Secured Parties) in the Collateral pledged hereunder against the claims and demands of all other Persons, provided that nothing in this Section 5.01 shall limit the Pledgor’s right to dispose of the Collateral in accordance with the Financing Documents.

Section 5.02 Limitation of Liens.  The Pledgor shall not create, incur, assume or suffer to exist any Liens (including authorizing the filing of any financing statements under the UCC or any like statement relating to the Collateral) on or with respect to all or any part of the Collateral (other than Permitted Liens). The Pledgor shall at its own cost and expense promptly take such action as may be necessary to discharge any such Liens (other than Permitted Liens).

Section 5.03 No Sale of Collateral.  Except as permitted by the terms of the Financing Documents, the Pledgor shall not cause, suffer or permit the sale, assignment, conveyance, pledge or other transfer of all or any portion of the Pledgor’s Equity Interest in the Company or any other portion of the Collateral.

Section 5.04 No Impairment of Security.  Except for the commencement of the Cases, the Pledgor shall not take any action that, or fail to take any action if such failure would, impair in any manner the enforceability of the Collateral Agent’s security interest in and Lien on any Collateral.

Section 5.05 [INTENTIONALLY OMITTED].

Section 5.06 Distributions.  If the Pledgor in its capacity as an owner of the Company receives any income, dividend or other distribution of money or property of any kind from the Company (other than in accordance with the Financing Documents), the Pledgor shall hold such income or distribution as trustee for and shall promptly deliver the same to the Collateral Agent in the exact form received by the Pledgor (or duly endorsed by the Pledgor to the Collateral Agent, if required). To the extent that any such income, dividend or other distribution is made in compliance with the terms of the Financing Documents, then the further distribution or payment of such monies shall not give rise to any claims or cause of action on the part of any of the Senior Secured Parties against the Company or the Pledgor seeking the return or disgorgement of any such distributions or other payments unless the distributions or payments involve or result from the fraud or willful misconduct of the Company or the Pledgor.

Section 5.07 Maintenance of Records.  The Pledgor shall, at all times, keep accurate and complete records of the Collateral. The Pledgor shall permit officers and designated representatives of the Collateral Agent to examine the Pledgor’s books and records pertaining to the Collateral, and make copies thereof or abstracts therefrom, all at the expense of the Pledgor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Pledgor; provided, that if a Default or an Event of Default has occurred and is continuing, the Collateral Agent (or any of its officers or designated representatives) may do any of the foregoing at any time during normal business hours and without advance notice. Upon the occurrence and during the continuation of any Event of Default, at the Collateral Agent’s request, the Pledgor shall promptly deliver to the Collateral Agent copies of any and all of the records mentioned above.

Section 5.08 Name; Jurisdiction of Organization.  The Pledgor shall not change its name, its jurisdiction of organization, the location of its principal place of business or its organization identification number without written notice to the Collateral Agent at least thirty (30) days prior to such change. In the event of such change, the Pledgor shall (at its expense) execute and deliver such instruments and documents as may be required by the Collateral Agent or applicable Law to maintain a first priority perfected security interest in the Collateral.

Section 5.09 Amendments to Organizational Documents.  Except as expressly permitted by this Agreement or the other Financing Documents, the Pledgor shall not (a) terminate or cancel the Organic Documents of the Company or (b) in any material respect, amend, supplement or otherwise modify the Organic Documents of the Company.

Section 5.10 Perfection.

(a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable in order to perfect, to ensure the continued perfection of, and to protect the assignment and security interest granted or intended to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor shall (i) deliver any of the Collateral represented by a certificate or other instrument to the Collateral Agent, accompanied by such duly executed instruments of transfer or assignment as the Collateral Agent may reasonably request, and (ii) authorize, execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable in order to perfect and preserve, the assignments and security interests granted or purported to be granted hereby.

(b) The Pledgor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may reasonably determine are necessary or advisable to perfect the security interest granted to the Collateral Agent, for the benefit of the Senior Secured Parties, herein. Such financing statements may describe the Collateral in the same or similar and consistent manner as described herein.

Section 5.11 Information Concerning Collateral.  The Pledgor shall, promptly upon request and at its own expense, provide to the Collateral Agent all information and evidence the Collateral Agent may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

Section 5.12 Payment of Taxes.  The Pledgor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all Taxes and other non-governmental charges or levies (other than those Taxes or levies that are subject to a Contest and immaterial Taxes in an aggregate amount not in excess of twenty-five thousand Dollars ($25,000) at any one time outstanding (taking into account any interest and penalties that could accrue or be applicable to such past-due Taxes), and provided that such Taxes are no more than forty-five (45) days past due)) now or hereafter assessed or levied against the Collateral pledged by it hereunder and shall retain copies of and, upon request, permit the Collateral Agent or any Senior Secured Party to examine receipts showing payment of any of the foregoing.

ARTICLE VI

REMEDIES UPON AN EVENT OF DEFAULT

Section 6.01 Remedies Upon an Event of Default.  Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, but not the obligation, to do any of the following:

(a) vote or exercise any and all of the Pledgor’s rights or powers incident to its ownership of the Pledged Equity Interests, including any rights or powers to manage or control the Company and receive dividends or distributions;

(b) demand, sue for, collect or receive any money or property at any time payable to or receivable by the Pledgor on account of or in exchange for all or any part of the Collateral;

(c) cause any action at Law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligation or exercise any right hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by applicable Law;

(d) amend, terminate, supplement or modify all or any of the Company’s Organic Documents;

(e) incur expenses, including attorneys’ fees, consultants’ fees, and other costs in connection with the exercise of any right or power under this Agreement;

(f) perform any obligation of the Pledgor hereunder;

(g) secure the appointment of a receiver of the Collateral or any part thereof, whether incidental to a proposed sale of the Collateral or otherwise, and all disbursements made by such receiver and the expenses of such receivership shall be added to and be made a part of the Obligations, and, whether or not the principal sum of the Obligations, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured hereby, the entire amount of said sum, including such disbursements and expenses, shall be secured by this Agreement and shall be due and payable upon demand therefor and thereafter shall bear interest at the Default Rate or the maximum rate permitted by applicable Law, whichever is less;

(h) transfer the Collateral, or any part thereof, to the name of the Collateral Agent or to the name of any nominee of the Collateral Agent;

(i) exercise any other or additional rights or remedies granted to the Collateral Agent under any other provision of this Agreement or any other Financing Document, or exercisable by a secured party under the UCC or under any other applicable Law and, without limiting the generality of the foregoing and without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable in accordance with the UCC;

(j) take any other lawful action that the Collateral Agent deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof; and/or

(k) appoint another Person (who may be an employee, officer or other representative of the Collateral Agent) to do any of the foregoing, or take any other action permitted hereunder, on behalf of the Collateral Agent.

Section 6.02 Minimum Notice Period.  If, pursuant to applicable Law requirements, prior notice of any action described in Section 6.01 (Remedies Upon an Event of Default)), including the sale of the Collateral pursuant to Section 6.03 (Sale of Collateral), is required to be given to the Pledgor or the Company, the Pledgor and the Company hereby acknowledge and agree that the minimum time required by such applicable Law, or if no minimum time is specified, ten (10) days, shall be deemed a reasonable notice period under such applicable Law.

Section 6.03 Sale of Collateral.  In addition to exercising the foregoing rights, the Collateral Agent may, to the extent permitted by applicable Law, arrange for and conduct a sale of the Collateral at a public or private sale (as the Collateral Agent may elect) which sale may be conducted by an employee or representative of the Collateral Agent, and any such sale shall be conducted in a commercially reasonable manner. The Collateral Agent may release, temporarily or otherwise, to the Pledgor any item of the Collateral of which the Collateral Agent has taken possession pursuant to any right granted to the Collateral Agent by this Agreement without waiving any rights granted to the Collateral Agent under this Agreement, the Credit Agreement or the other Financing Documents or any other agreement related hereto or thereto. The Pledgor, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. The Pledgor also waives its right to challenge the reasonableness of any disclaimer of warranties, title and the like made by the Collateral Agent in connection with a sale of the Collateral. Each successor of the Pledgor under the Financing Documents shall be deemed to have agreed, by virtue of its succession thereto, that it shall be bound by the above waiver, to the same extent as if such successor gave such waiver itself. The Pledgor also hereby waives, to the full extent it may lawfully do so, the benefit of all Laws providing for rights of appraisal, valuation, stay or extension or of redemption after foreclosure now or hereafter in force. If the Collateral Agent sells any of the Collateral upon credit, the Pledgor will be credited only with payments actually made by the purchaser and received by the Collateral Agent. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Pledgor shall be credited with the proceeds of any such sales or resales only in excess of the amounts required to pay the Obligations in full. In the event the Collateral Agent bids at any foreclosure or trustee’s sale or at any private sale permitted by Law and this Agreement or any other Financing Document, the Collateral Agent may bid all or less than the amount of the Obligations. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of whether or not notice of sale has been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor further acknowledges and agrees that any offer to sell any part of the Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation or (ii) made privately in the manner described herein to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9 610(c) of the UCC.

Section 6.04 Actions Taken by Collateral Agent.  Any action or proceeding to enforce this Agreement may be taken by the Collateral Agent either in the Pledgor’s name or in the Collateral Agent’s name, as the Collateral Agent may deem necessary.

Section 6.05 Private Sales.  The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale made in good faith by the Collateral Agent pursuant to this Article VI conducted in a commercially reasonable manner and in accordance with the requirements of applicable Laws. The Pledgor hereby waives any claims against the Collateral Agent and the Senior Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, provided that such private sale is conducted in a commercially reasonable manner and in accordance with applicable Laws.

Section 6.06 Compliance With Limitations and Restrictions.  The Pledgor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as the Collateral Agent may be advised by counsel is necessary in order to avoid any violation of applicable Law, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Section 6.07 No Impairment of Remedies.  If, in the exercise of any of its rights and remedies under this Agreement, the Collateral Agent forfeits any of its rights or remedies, including any right to enter a deficiency judgment against the Pledgor or any other Person, whether because of any applicable Law pertaining to “election of remedies” or otherwise, the Pledgor hereby consents to such action by the Collateral Agent and, to the extent permitted by applicable Law, waives any claim based upon such action, even if such action by the Collateral Agent would result in a full or partial loss of any rights of subrogation, indemnification or reimbursement that the Pledgor might otherwise have had but for such action by the Collateral Agent or the terms herein. Any election of remedies that results in the denial or impairment of the right of the Collateral Agent to seek a deficiency judgment against any of the parties to any of the Financing Documents shall not, to the extent permitted by applicable Law, impair the Pledgor’s obligations hereunder.

ARTICLE VII

FURTHER ASSURANCES

Section 7.01 Attorney-in-Fact.

(a) The Pledgor hereby constitutes and appoints the Collateral Agent, acting for and on behalf of itself and the Senior Secured Parties and each successor or permitted assign of the Collateral Agent and the Senior Secured Parties, the true and lawful attorney-in-fact of the Pledgor, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor, the Collateral Agent or otherwise, to enforce all rights, interests and remedies of the Pledgor with respect to the Collateral or enforce all rights, interests and remedies of the Collateral Agent under this Agreement (including the rights set forth in Article VI (Remedies Upon an Event of Default)); provided, however, that the Collateral Agent shall not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing and has not been waived or cured in accordance with the Financing Documents. This power of attorney is a power coupled with an interest and shall be irrevocable; provided, however, that nothing in this Agreement shall prevent the Pledgor from, prior to the exercise by the Collateral Agent of any of the aforementioned rights, undertaking the Pledgor’s operations in the ordinary course of business with respect to the Collateral, in accordance with the Financing Documents.

(b) In addition to the provisions of Section 7.01(g), if the Pledgor fails to perform any agreement or obligation contained herein to protect or preserve the Collateral, and such failure continues for ten (10) days following delivery of written notice by the Collateral Agent to the Pledgor, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor and shall be secured by the Collateral.

Section 7.02 Delivery of Collateral; Proxy.  All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably acceptable to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without prior notice to the Pledgor or the Company, following the occurrence and during the continuation of an Event of Default, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations. In furtherance of the foregoing, the Pledgor shall further execute and deliver to the Collateral Agent a proxy in the form of Exhibit A and an irrevocable power in the form of Exhibit B with respect to the ownership interests of the Company owned by the Pledgor.

Section 7.03 Place of Business; Location of Records.  Unless the Pledgor provides notice to the Collateral Agent in accordance with Section 5.08 (Name; Jurisdiction of Organization), the chief executive office and principal place of business of the Pledgor is, and all records of the Pledgor concerning the Collateral are and will be, located at the address set forth in Section 8.09 (Notices).

Section 7.04 Waiver of Transfer Restrictions.  Notwithstanding anything to the contrary contained in the Company’s Organic Documents, the Pledgor hereby waives any requirement contained in the Company’s Organic Documents that it consent to a transfer of any Equity Interest in the Company in connection with a foreclosure on such Equity Interest under the Financing Documents.

Section 7.05 The Company’s Consent and Covenant.  The Company hereby consents to the assignment of and grant of a security interest in the Collateral to the Collateral Agent (for the benefit of the Senior Secured Parties) and to the exercise by the Collateral Agent of all rights and powers assigned or delegated to the Collateral Agent by the Pledgor hereunder, including the rights upon and during the continuation of an Event of Default to exercise the Pledgor’s voting rights and other rights to manage or control the Company, all in accordance with the Financing Documents.

Section 7.06 Foreclosure.  The Pledgor agrees that upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against the Company or any other Person, any security or any guarantor, even if the effect of that action is to deprive the Pledgor of the right to collect reimbursement from the Company or any other Person for any sums paid by the Pledgor to the Collateral Agent or any Senior Secured Party.

Section 7.07 Waiver of Rights of Subrogation.  Until the Discharge Date, (a) the Pledgor shall not exercise any right of subrogation and shall not enforce any remedy that the Senior Secured Parties now have or may hereafter have against the Company, and waives the benefit of, and all rights to participate in, any security now or hereafter held by the Collateral Agent or any Senior Secured Party from the Company and (b) the Pledgor agrees not to exercise any claim, right or remedy that the Pledgor may now have or hereafter acquire against the Company that arises hereunder and/or from the performance by the Pledgor hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Senior Secured Parties against the Company, or any security that the Senior Secured Parties now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common Law or otherwise. Any amount paid to the Pledgor on account of any such subrogation rights prior to the Discharge Date shall be held in trust for the benefit of the Collateral Agent and shall immediately thereafter be paid to the Collateral Agent, for the benefit of the Senior Secured Parties.

Section 7.08 Application of Proceeds.  Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of or other realization upon all or any part of the Collateral shall be applied in accordance with Section 9.12 (Application of Proceeds) of the Credit Agreement.

Section 7.09 Collateral Agent May Perform.  Upon the occurrence and during the continuance of an Event of Default, if the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be part of the Obligations.

Section 7.10 Limitation on Duty of Collateral Agent with Respect to the Collateral.  The powers conferred on the Collateral Agent hereunder are solely to protect its interest and the interests of the Senior Secured Parties in the Collateral and shall not impose any duty on the Collateral Agent or any of its designated agents to exercise any such powers. Except for (a) the safe custody of any Collateral in its possession, (b) the accounting for monies actually received by it hereunder, (c) the exercise of reasonable care in the custody and preservation of the Collateral in its possession, and (d) any duty expressly imposed on the Collateral Agent by applicable Law with respect to any Collateral that has not been waived hereunder, the Collateral Agent shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against the Collateral Agent. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which the Collateral Agent accords its own property, it being expressly agreed, to the maximum extent permitted by applicable Law, that the Collateral Agent shall have no responsibility for (i) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (ii) taking any action to protect against any diminution in value of the Collateral, but in each case, the Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

Section 7.11 Termination of Security Interest.  Upon the Discharge Date, this Agreement and the security interest and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at the Pledgor’s sole expense and upon its written direction, promptly return all certificates and other instruments previously delivered to the Collateral Agent representing the Pledged Equity Interests or any other Collateral and, execute and, subject to Section 8.11 (Reinstatement), deliver to the Pledgor such documents (including UCC-3 termination statements) as the Company or the Pledgor shall reasonably request to evidence such termination, to release all security interest on the Collateral and to return such Collateral to the Pledgor.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Amendments, Etc.  This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto and otherwise in accordance with the provisions of Section 11.01 (Amendments, Etc.) of the Credit Agreement.

Section 8.02 Applicable Law; Jurisdiction; Etc.

(a) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) SUBMISSION TO JURISDICTION.  EACH OF THE PLEDGOR AND THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY OTHER SENIOR SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST THE PLEDGOR, THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE.  EACH OF THE PLEDGOR AND THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 8.02(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Appointment of Process Agent and Service of Process.  Each of the Pledgor and the Company hereby irrevocably appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself services of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York.  If for any reason the Process Agent shall cease to act as such for either of the Pledgor or the Company, the Pledgor or the Company, as the case may be, hereby agrees to designate a new agent in New York City on the terms and for the purposes of this Section 8.02 reasonably satisfactory to the Collateral Agent. Such service may be made by mailing or delivering a copy of such process to the Pledgor or the Company, as the case may be, in care of the Process Agent at the Process Agent’s above address, and each of the Pledgor and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each of the Pledgor and the Company also irrevocably consents to the service of any and all process in any such action or proceeding by the airmailing of copies of such process to the Pledgor or the Company, as the case may be, at its then effective notice addresses pursuant to Section 8.09 (Notices).

(e) Immunity.  To the extent that either the Pledgor or the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Pledgor and the Company hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 8.02(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

(f) WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02(f).

Section 8.03 Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Collateral Agent and when the Collateral Agent has received counterparts hereof that bear the signatures of the each of the Pledgor and the Company. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.04 Delay Not Waiver; Separate Causes of Action.  No delay or omission to exercise any right, power or remedy accruing to the Collateral Agent upon the occurrence of any Event of Default shall impair any such right, power or remedy of the Collateral Agent, nor shall it be construed to be a waiver of any such Event of Default, or an acquiescence therein, or of or in any other breach or default thereafter occurring, nor shall any waiver of any other breach or default under this Agreement or any other Financing Document be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Collateral Agent of any breach or default under this Agreement, or any waiver on the part of the Senior Secured Parties or the Collateral Agent of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. Each and every default by the Pledgor or the Company in payment hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

Section 8.05 Entire Agreement.  This Agreement, together with the other Financing Documents, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

Section 8.06 Expenses.  Each of the Pledgor and the Company agrees to pay on demand to the Collateral Agent all costs and expenses incurred by the Collateral Agent (including fees, expenses and disbursements of counsel) incident to its enforcement, exercise, protection or preservation of any of its rights, remedies or claims (or the rights or claims of any Senior Secured Party) under this Agreement.

Section 8.07 Headings Descriptive.  Article and Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such article and section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 8.08 Interest.  Any amount required to be paid by the Pledgor or the Company pursuant to the terms hereof that is not paid when due shall bear interest at the Default Rate or the maximum rate permitted by Law, whichever is less, from the date due until paid in full in cash.

Section 8.09 Notices.

(a) All notices, requests, demands or other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing in the manner set out in Section 11.12 (Notices and Other Communications) of the Credit Agreement and to the addresses set forth below:

If to the Pledgor:                  Pacific Ethanol California, Inc.
c/o Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, CA 95814
Attention: Chief Operating Officer
Facsimile:  (916) 446-3936

With a copy to:                    Pacific Ethanol California, Inc.
c/o Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, CA 95814
Attention: General Counsel
Facsimile:  (916) 446-3936

And a copy to:                     Cooley Godward Kronish LLC
1114 Avenue of the Americas
New York, NY 10036
Attn: Richard S. Kanowitz, Esq.
Telephone: (212) 479-6000
Facsimile: (212) 479-6275

If to the Company:               Pacific Ethanol Holding Co. LLC
c/o Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, CA 95814
Attention: Chief Operating Officer
Facsimile:  (916) 446-3936

With a copy to:                    Pacific Ethanol Holding Co. LLC
c/o Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, CA 95814
Attention: General Counsel
Facsimile:  (916) 446-3936

And a copy to:                     Cooley Godward Kronish LLC
1114 Avenue of the Americas
New York, NY 10036
Attn: Richard S. Kanowitz, Esq.
Telephone: (212) 479-6000
Facsimile: (212) 479-6275

If to the Collateral Agent:   WestLB AG, New York Branch
Attn:  CRM Americas- Documentation/Agency
1211 Avenue of the Americas
New York, New York 10036
Attention:  Richard Garbarino
Telephone:  (212) 597-1307
Facsimile:  (212) 597-1490
Email: Richard_Garbarino@west1b.com

(b) Each of the parties hereto may change its address, telecopier or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Section 8.10 No Waiver; Cumulative Remedies.  No failure by the Collateral Agent to exercise, and no delay by the Collateral Agent in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.11 Reinstatement.  This Agreement and the obligations of the Pledgor and the Company hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Pledgor, the Company or any other Person or as a result of any settlement or compromise with any Person (including the Pledgor or the Company) in respect of such payment, and the Pledgor or the Company shall pay the Collateral Agent on demand all of its reasonable costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by the Collateral Agent in connection with such rescission or restoration.

Section 8.12 Remedies Cumulative.  No right, power or remedy herein conferred upon or reserved to the Collateral Agent hereunder is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable Law, be cumulative and in addition to every other right, power and remedy given hereunder or under any other Financing Document now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Collateral Agent or any other Senior Secured Party, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

Section 8.13 Rights of Collateral Agent.  The Collateral Agent shall be entitled to the rights, protections, immunities and indemnities set forth in the Credit Agreement as if specifically set forth herein. With respect to the duties, obligations and rights of the Collateral Agent, if any conflict between the terms of this Agreement and the terms of the Credit Agreement arises, the terms of the Credit Agreement shall govern and control.

Section 8.14 Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.15 Successions and Assignments.  This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the Discharge Date and as otherwise provided in Section 8.16 (Survival of Provisions); (b) be binding upon the Company, the Pledgor, and their respective successors and assigns; and (c) inure, together with the rights and remedies of the Collateral Agent, to the benefit of the Collateral Agent, the Senior Secured Parties and their respective successors and permitted assigns. The release of the security interest in any of the Collateral, the taking or acceptance of additional security, or the resort by the Collateral Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby, except for release of the Collateral upon the Discharge Date. The Pledgor is not entitled to assign its obligations hereunder to any other Person without the written consent of the Collateral Agent, and any purported assignment in violation of this provision shall be void.

Section 8.16 Survival of Provisions.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Financing Documents and the making of the Loans and extensions of credit under the Credit Agreement. Notwithstanding anything in this Agreement or implied by Law to the contrary, the agreements of each of the Pledgor and the Company set forth herein shall terminate at the same time as the security interest and other rights granted hereunder shall terminate pursuant to Section 7.11 (Termination of Security Interest).

Section 8.17 Third-Party Rights.  Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person, other than the Pledgor, the Collateral Agent and the Senior Secured Parties, any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof; and this Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of the Pledgor, the Collateral Agent and the Senior Secured Parties.

Section 8.18 Time.  Time is of the essence of this Agreement.

Section 8.19 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, neither the Pledgor or the Company shall assert, and each of the Pledgor and the Company hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 8.20 Waiver of Litigation Payments.  To the extent that the Pledgor or the Company may, in any action, suit or proceeding brought in any of the courts referred to in Section 8.02 (Applicable Law; Jurisdiction; Etc.) or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of Law requiring the Collateral Agent or any Senior Secured Party in such action, suit or proceeding to post security for the costs of such Pledgor or Company or to post a bond or to take similar action, each of the Pledgor and the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the Laws of New York or, as the case may be, the jurisdiction in which such court is located.

Section 8.21 Scope of Liability.  Except as provided herein and in any other Transaction Document to which any Non-Recourse Party is a party, there shall be no recourse against the Pledgor or any of its Affiliates (except the Borrowers), or the stockholders or other owners, officers, directors or employees of any of them (each, a “Non-Recourse Party”), for any liability to the Lenders arising in connection with any breach or default under this Agreement, and the Lenders shall look solely to the Borrowers (but not to any Non-Recourse Party or to any distribution received by any Non-Recourse Party in compliance with the terms of the Financing Documents), the Collateral and the rents, issues, profits, proceeds and products of the Collateral, in enforcing rights and obligations under and in connection with the Financing Documents; provided that (a) the foregoing provisions of this Section 8.21 shall not constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement, the Notes any other Financing Document (but without personal liability to the Non-Recourse Parties except as provided herein and therein), and the same shall continue until the Discharge Date; (b) the foregoing provisions of this Section 8.21 shall not limit or restrict the right of any Senior Secured Party to name any Borrower or any other Person (including any Non-Recourse Party) as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Financing Document, or otherwise, or for injunction or specific performance, so long as (subject to the last sentence of this Section 8.21) no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Party out of any property, assets or funds other than the Collateral and the rents, issues, profits, proceeds or products of the Collateral, and any other property or assets of any Borrower; (c) the foregoing provisions of this Section 8.21 (including this proviso) shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement made by any of the Non-Recourse Parties or any security granted by any of the Non-Recourse Parties in support of the obligations of such Persons under any guarantee or similar undertaking or as security for the obligations of any Borrower; and (d) the foregoing provisions of this Section 8.21 shall not constitute a waiver of any of the terms, covenants, conditions, or provisions of any Project Document (but without personal liability to the Non-Recourse Parties except as provided herein and therein), and shall not limit or restrict the right of any Senior Secured Party under any Project Document, to the extent provided therein or in any other Transaction Document, to name any Borrower or any other Person (including any Non-Recourse Party) party to such Project Document as a defendant in any action or suit for the exercise of remedies under or with respect to any such Project Document, or for injunction or specific performance thereunder. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Section 8.21 shall be deemed to (i) limit or restrict any right or remedy of the Senior Secured Parties (or any assignee or beneficiary thereof or successor thereto) with respect to (and the Pledgor shall remain fully liable  for) any breach, default, fraud or willful misconduct by the Pledgor; or (ii) limit in any respect the enforceability against the Pledgor of this Agreement in accordance with its terms.

[The remainder of this page is intentionally blank. The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

Pacific Ethanol California, Inc.,
as Pledgor

By:/s/ JOHN T. MILLER
Name:  John T. Miller
Title:  COO

Pacific Ethanol Holding Co. LLC,
as Company

By:/s/ JOHN T. MILLER
Name:  John T. Miller
Title:  COO

WestLB AG, New York Branch, as Collateral Agent

By:/s/ RONALD SPITZER
Name:  Ronald Spitzer
Title:  Executive Director

By: /s/ DOMINICK D’ASCOLI
Name: Dominick D’Ascoli
Title: Director

EXHIBIT A
IRREVOCABLE PROXY

The undersigned hereby appoints WestLB AG, New York Branch, not in its individual capacity but solely as “Collateral Agent” under the Credit Agreement (the “Collateral Agent”), as Proxy with full power of substitution, and hereby authorizes the Collateral Agent to represent and vote all of the membership interests of Pacific Ethanol Holding Co. LLC, a limited liability company organized and existing under the Laws of the State of Delaware, owned by the undersigned on the date of exercise hereof during the continuance of an Event of Default under, and as defined in, the Pledge and Security Agreement, dated as of May __, 2009 among Pacific Ethanol California, Inc., Pacific Ethanol Holding Co. LLC and the Collateral Agent at any meeting or at any other time chosen by the Collateral Agent in its sole discretion.

Date: ________________________________	Pacific Ethanol California, Inc.

By: _________________________________________ Name: Title:

A-1

EXHIBIT B
TRANSFER DOCUMENT

FOR VALUE RECEIVED, Pacific Ethanol California, Inc. hereby sells, assigns and transfers unto ___________________ all of its ownership interests in Pacific Ethanol Holding Co. LLC, a limited liability company organized and existing under the Laws of the State of Delaware, standing in its name on the books of Pacific Ethanol Holding Co. LLC, represented by the following certificate(s):  ___________, and irrevocably appoints __________________ as attorney to transfer the ownership interests with full power of substitution in the premises.

Date: ________________________________	Pacific Ethanol California, Inc.

By: ______________________________________________ Name: Title:

In the presence of:

_________________________

B-1

SCHEDULE I
DESCRIPTION OF PLEDGED EQUITY INTERESTS

Description:
100% of the membership interests of Pacific Ethanol Holding Co. LLC, represented by Certificate No. 1

Schedule I-1